                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital One Financial Corporation 1994 Stock Incentive Plan of our report dated January 16, 2001, except for Note E as to which the date is February 6, 2001, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

McLean, Virginia
January 14, 2002